UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

______________

CICERO INC.

(Exact name of registrant as specified in its charter)

______________

Delaware (State or other jurisdiction of incorporation)	000-26392 (Commission File Number)	11-2920559 (IRS Employer Identification No.)

8000 Regency Parkway Suite 542 Cary, North Carolina (Address of principal executive offices)		27518 (Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

The 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Cicero Inc. (the “Company”) will be held on June 30, 2009 at 9:00 a.m., local time, at Courtyard Raleigh Cary, 102 Edinburgh Drive South, Cary, North Carolina 27518. The Board of Directors has established June 1, 2009 as the record date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. The Company did not hold an annual meeting of stockholders in 2008. Stockholders who wish to submit a proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), for inclusion in the proxy materials that we will distribute for the Annual Meeting, must do so by sending the proposal to 8000 Regency Parkway, Suite 542, Cary, NC 27518, Attention: Secretary. To be considered for inclusion in the proxy materials that we will distribute, any such stockholder proposal must be received by our Secretary within a reasonable time before the Company begins to print and send its proxy materials and must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. Furthermore, any stockholder proposal not submitted pursuant to Rule 14a-8, which will not be included in the proxy materials that we will distribute, must be received by our Secretary within a reasonable time before the Company begins to print and send its proxy materials. Any such stockholder proposals must be received in accordance with the foregoing to be considered as having been properly brought before the Annual Meeting and to be acted upon. The Company expects to begin mailing its proxy materials for the Annual Meeting on or about June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CICERO INC.
Date: May 29, 2009	By:	/s/ John Broderick
John Broderick
Chief Executive Officer

3